State Street Corporation Fourth-Quarter 2015 and Full-Year 2015 Financial Highlights January 27, 2016 Exhibit 99.3

2 Forward-Looking Statements This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s (State Street’s) news release announcing its fourth-quarter 2015 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website, at www.statestreet.com/stockholder, and is incorporated herein by reference. This presentation contains forward-looking statements as defined by United States securities laws, including statements relating to our goals and expectations regarding our business, financial and capital condition, results of operations, investment portfolio performance and strategies(including without limitation regarding expected savings associated with our State Street Beacon multi-year transformation program), the financial and market outlook, dividend and stock purchase programs, governmental and regulatory initiatives and developments, and the business environment Forward-looking statements are often, but not always, identified by such forward-looking terminology as “outlook,” “expect,” “objective,” “intend,” “plan,” “forecast,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to January 27, 2016. Important factors that may also affect future results and outcomes include, but are not limited to: our ability to develop and execute our State Street Beacon plan to create cost efficiencies through changes to our operations and to further digitize our service delivery to our clients, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost-effectiveness of our systems and processes or provide an insufficient return on our associated investment; the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates, the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; the credit quality, credit- agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, our ability to manage levels of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement changes to the regulatory framework applicable to our operations, including implementation of the Dodd-Frank Act, the Basel III final rule and European legislation (such as the Alternative Investment Fund Managers Directive, Undertakings for Collective Investment in Transferable Securities Directives and Markets in Financial Instruments Directive II); among other consequences, these regulatory changes impact the levels of regulatory capital we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, and restrictions on banking and financial activities. In addition, our regulatory posture and related expenses have been and will continue to be affected by changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning and compliance programs, and changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; adverse changes in the regulatory ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III final rule, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; increasing requirements to obtain the prior approval of the Federal Reserve or our other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or programs, including acquisitions, dividends and stock purchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; financial market disruptions or economic recession, whether in the U.S., Europe, Asia or other regions; our ability to promote a strong culture of risk management, operating controls, compliance oversight and governance that meet our expectations and those of our clients and our regulators; the results of State Street's review of the way that it invoiced certain client expenses, including the amount of expenses determined to be reimbursable, as well as potential consequences of such review including with respect to our client relationships and potential investigations by regulators; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or proceedings; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depository obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems and their effective operation both independently and with external systems, and complexities and costs of protecting the security of our systems and data; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize emerging needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2014 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, January 27, 2016, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date.

3 1 Long-term goals presented on an operating-basis, a non-GAAP presentation, and do not reflect the near-term expectations. Refer to Appendix included with this presentation for explanations of our non-GAAP measures. Focused strategy supports long-term financial goals LONG-TERM SHAREHOLDER VALUE BUILDING ON OUR STRONG CORE ACHIEVING A DIGITAL ENTERPRISE INVESTING IN OPPORTUNITIES FOR GROWTH OPTIMIZING CAPITAL Aligning solutions with client needs, continuing to innovate, capturing value and improving efficiency Driving greater transformation that benefits clients and our shareholders Acting on changes in the market to fuel expansion of products and services and the markets we serve Adapting to new rules and optimizing returns for shareholders TALENT, CULTURE, INNOVATION AND RISK EXCELLENCE Operating-Basis1 Financial Goals: Revenue Growth of 8%-12%, EPS Growth of 10%-15% and ROE of 12%-15%

4 1 Estimated pre-tax expense savings and operating margin improvement relate only to State Street Beacon, our multi-year transformation program, include the effects of the targeted staff reductions announced as part of our 3Q15 financial results, and are based on projected improvement from our full-year 2015 operating-basis expenses, all else equal. Actual expenses may increase or decrease in the future due to other factors. Launching State Street Beacon to achieve digital vision and strategy Digital Vision: Best-in-class service and solutions End-to-end service delivery Agile methodologies Client-centric design and execution One view of the client Next generation technology platform Current Focus: Deliver $550M of annual pre-tax net run-rate expense savings by the end of 20201: Next generation of platforms Digitization of services and solutions • Leveraging the cloud to drive scale and flexibility • Moving to flexible, configurable software platforms •Digitizing data and processes end- to-end • Delivering solutions and services dynamically • Integrating information across the enterprise • Enabling optimization of the operating model Building off of the success of the Business Operations & Information Technology Transformation Program

Summary of GAAP-Basis Results

$ in millions, except per share data	Quarters 1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	% Change 4Q15 vs 4Q14	% Change 4Q15 vs 3Q15	Full Year 2014	Full Year 2015	% Change 2015 vs 2014
Revenue[1]	$2,480	$2,593	$2,576	$2,625	$2,600	$2,608	$2,614	**$2,538**	(3.3)%	(2.9)%	$ 10,274	**$ 10,360**	0.8%
Expenses	2,028	1,850	1,892	2,057	2,097	2,134	1,962	**1,857**	(9.7)	(5.4)	7,827	**8,050**	2.8
Earnings per share (EPS)[1]	0.80	1.38	1.25	1.11	0.89	0.93	1.31	**1.34**	20.7	2.3	4.53	**4.47**	(1.3)
Return on average common equity (ROE)[1]	7.2%	11.9%	10.6%	9.4%	7.9%	8.2%	11.3%	**11.6%**			9.8%	**9.8%**	
Pre-tax operating margin[1]	18.1	28.6	26.5	21.5	19.2	18.1	24.8	**26.8**			23.7	**22.2**	
Average diluted common shares outstanding (in thousands)	438.8	435.3	429.7	424.3	418.8	416.7	412.2	**407.0**			432.0	**413.6**	

- 4Q15 GAAP-basis results included the following notable items:
  - A $81.5M pre-tax gain, or $49M after-tax, related to the final payoff of a commercial real estate loan acquired as a result of the Lehman Brothers bankruptcy
  - A pre-tax charge of approximately $17M that reflects our intention to pay clients interest on the amounts to be reimbursed in connection with our previously disclosed review of amounts we invoiced clients for certain expenses during an 18-year period. In addition, the cumulative amount to be reimbursed over the review period, totaling approximately $240M, has been reflected as a liability in our consolidated balance sheet, of which $223M, or $145M after-tax, relates to periods prior to the 2015 fiscal year and is reflected in the beginning retained earnings balance of our consolidated statement of shareholders' equity as of December 31, 2014. See the addendum included with this presentation for further information regarding the impact of the reimbursement on each prior period presented, including a reconciliation of the previously reported financial results to the revised financial results presented in the 4Q15 news release
  - For quarters from 4Q14 to 3Q15, we announced charges (due to pre-tax legal accruals recorded in those quarters) to increase our legal reserve associated with indirect foreign exchange matters. No additional amounts were accrued in 4Q15 related to these matters. As of December 31, 2015, the reserve is $565M

1 Amounts for 2014 through 3Q15 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients.

STATE STREET.

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6 GAAP-Basis Revenue % Change $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 4Q15 vs 4Q14 4Q15 vs 3Q15 2014 2015 2015 vs 2014 Servicing fees 1 1,233$ 1,283$ 1,296$ 1,296$ 1,268$ 1,319$ 1,289$ 1,277$ (1.5)% (0.9)% 5,108$ 5,153$ 0.9% Management fees 292 300 316 299 301 304 287 282 (5.7) (1.7) 1,207 1,174 (2.7) Trading services 253 260 278 293 324 281 294 247 (15.7) (16.0) 1,084 1,146 5.7 Securities finance revenue 85 147 99 106 101 155 113 127 19.8 12.4 437 496 13.5 Processing fees and other 56 44 17 57 61 17 120 111 94.7 (7.5) 174 309 77.6 Total fee revenue 1 1,919 2,034 2,006 2,051 2,055 2,076 2,103 2,044 (0.3) (2.8) 8,010 8,278 3.3 Net interest revenue (NIR) 555 561 570 574 546 535 513 494 (13.9) (3.7) 2,260 2,088 (7.6) Net gain/(loss) related to investment securities 6 (2) - - (1) (3) (2) - nm nm 4 (6) nm Total revenue 1 2,480$ 2,593$ 2,576$ 2,625$ 2,600$ 2,608$ 2,614$ 2,538$ (3.3)% (2.9)% 10,274$ 10,360$ 0.8% % ChangeQuarters Full Year 1 Amounts for 2014 through 3Q15 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients. nm - not meaningful

7 GAAP-Basis Expenses % Change $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 4Q15 vs 4Q14 4Q15 vs 3Q15 2014 2015 2015 vs 2014 Compensation and employee benefits 1,157$ 978$ 953$ 972$ 1,087$ 984$ 1,051$ 939$ (3.4)% (10.7)% 4,060$ 4,061$ - % Information systems and communications 244 244 242 246 247 249 265 261 6.1 (1.5) 976 1,022 4.7 Transaction processing services 191 193 199 201 197 201 201 194 (3.5) (3.5) 784 793 1.1 Occupancy 114 115 119 113 113 109 110 112 (0.9) 1.8 461 444 (3.7) Acquisition and restructuring costs 33 28 20 52 6 3 10 6 (88.5) (40.0) 133 25 (81.2) Other 289 292 359 473 447 588 325 345 (27.1) 6.2 1,413 1,705 20.7 Total expenses 2,028$ 1,850$ 1,892$ 2,057$ 2,097$ 2,134$ 1,962$ 1,857$ (9.7)% (5.4)% 7,827$ 8,050$ 2.8% % Change Full YearQuarters

Our 2015[1] Performance generated mixed results versus our 2015 Outlook

Category:	2015 Outlook/Objective[2]:	2015 Performance (Versus 2014 where applicable):
Full-year 2015 operating-basis total fee revenue growth compared to 2014 of:	• 4%-7%	• 2.1% • 5.3% on a constant currency basis
Operating-basis total fee revenue growth to outpace operating-basis expense growth relative to 2014:	• > 200bps	• 79bps
Operating-basis net interest revenue (NIR):	• $2.07B-$2.20B	• $2.16B
Operating-basis effective tax rate of:	• 30%-32%	• 30.4%
Maintain adequate capital ratios *(2015 capital ratios are as of December 31, 2015 and where applicable compared to December 31, 2014)*:	• 10% minimum Common Equity Tier 1 (CET1) ratio[3] • Supplementary Leverage Ratio (SLR) compliance by 2018[3] • Significantly reduce deposits[5]	• CET1 of 11.6% under advanced approaches[4], up 20bps • CET1 of 12.0% under standardized approach[4], up 220bps • SLR of 5.8% for State Street Corporation, up 70bps • SLR of 5.7% for State Street Bank, up 100bps • Approximately $30B reduction of deposits
Returning capital to shareholders:	• Through dividends and common share buyback	• Common dividends declared per share up 13.8% • $1.52B in common shares bought back

1 Includes operating-basis (non-GAAP) financial information. Operating-basis financial performance and outlook are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our historical operating-basis financial information.
2 Outlook announced on January 24, 2015 earnings conference call unless otherwise noted.
3 Objective confirmed on Investor Day on February 25, 2015.
4 Common Equity Tier 1 ratios calculated under fully phased-in basis.
5 Objective announced on July 24, 2015 earnings conference call.

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9 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Amounts for 2014 through 3Q15 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients. 3 Stock purchases may be made using various types of mechanisms, including open market purchases or transactions off market, and may be made under Rule 10b5-1 trading programs. The timing of stock purchases, types of transactions and number of shares purchased will depend on several factors, including market conditions and State Street’s capital position, its financial performance and investment opportunities. The common stock purchase program does not have specific price targets and may be suspended at any time. State Street’s 4Q15 common stock and other stock dividends, including the declaration, timing and amount thereof, remain subject to consideration and approval by its Board of Directors at the relevant times. Full-year 2015 impacted by heightened regulatory expectations, strengthening U.S. dollar, persistent low interest rates, and volatile global equity markets • FY15 compared to FY14: – EPS of $4.89 decreased 3% – Total revenue of $10.6B increased slightly – Total fee revenue of $8.5B increased 2% – Total expenses of $7.5B increased 1% – Effective tax rate of 30.4% increased 100bps – ROE of 10.7% decreased 20bps – Pre-tax operating margin of 29.1% decreased 90bps Operating-Basis (Non-GAAP) Financial Highlights1,2 • Capital & Balance Sheet: – Capital ratios improved sequentially, from September 30, 2015 and versus year-end 2014 due to successful management actions to reduce deposits and risk weighted assets – Average earning assets decreased from 3Q15 to 4Q15 reflecting the progress we made at the end of 3Q15 in reducing deposits held on our balance sheet – Purchased $350M of our common stock in 4Q15 – As of December 31, 2015, we had approximately $780M remaining under our March 2015 common stock purchase program authorizing the purchase of up to $1.8B through June 30, 20163 – Declared a common stock dividend of $0.34 per share during 4Q153 • 4Q15 highlights: – EPS of $1.21 decreased 11% from 4Q14 and increased 5% from 3Q15 – Total revenue of $2.6B decreased 5% from 4Q14 and 2% from 3Q15 – Total fee revenue of $2.1B decreased 3% from 4Q14 and 2% from 3Q15 – Total expenses of $1.8B decreased 3% from 4Q14 and from 3Q15 – Effective tax rate of 31.8% increased 320bps from 4Q14 and decreased 20bps from 3Q15 – ROE of 10.5% decreased 110bps from 4Q14 and increased 50bps from 3Q15 – Pre-tax operating margin of 29.6% decreased 110bps from 4Q14 and increased 80bps from 3Q15

10 2015 total fee revenue growth exceeded expense growth Revenue2 ($M) 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Amounts for 2014 through 3Q15 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients. Expenses ($M) Operating-Basis (Non-GAAP) Results1 +1.3% 7,520 7,423 8,298 8,472 2,1632,314 +0.1% 2015 10,629 -6 2014 10,616 4 Net gain/(loss) related to investment securities NIR Total fee revenue Operating Leverage, Revenue Growth (%) less Expense Growth (%) (2015 vs 2014) 1.3 -119bps Expense Growth Revenue Growth2 0.1 2015 vs 2014 2.1% (6.5)% +79bps 1.3 Expense Growth Fee Revenue Growth2 2.1 Fee Revenue Growth (%) less Expense Growth (%) (2015 vs 2014) 2015 2014

11 Operating-basis EPS1 decreased from 4Q14 to 4Q15 primarily driven by lower fee revenue and NIR, partially offset by lower expenses and impact of the share buyback 1.211.15 1.36 1.16 1.36 4Q15 vs 4Q14 -11.0% 3Q15 2Q15 1Q15 4Q14 4Q15 Operating-Basis EPS1,2 ($) 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating- basis financial information. 2 Amounts for 2014 through 3Q15 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients. • Operating-basis EPS1 increased from 3Q15 to 4Q15, primarily driven by lower expenses partially offset by lower fee revenue

Operating-basis fee revenue[1] growth from 4Q14 to 4Q15 impacted by stronger U.S. dollar and lower average international equity markets partially offset by higher securities finance revenue

Operating-Basis Revenue[1,2] ($M)


4Q15 vs 4Q14
-4.8%
4Q15 vs 3Q15
-2.0%
4Q15 vs 4Q14
4Q15 vs 3Q15
2,719
2,672
2,727
2,642
2,588
2,132
2,108
2,174
2,115
2,075
(3)% (2)%
587
565
556
529
513
(13)% (3)%
0
-1
-3
-2
0
4Q14
1Q15
2Q15
3Q15
4Q15
Total fee revenue
NIR
Net gain/(loss) related to investment securities

Notable items in 4Q15:

- Money market fee waivers of $9.2M
- Performance fees of $4.7M

Notable variances 4Q15 vs 4Q14:

- The stronger U.S. dollar negatively impacted total fee revenue by approximately $53M[2] (including approximately $38M impact on servicing fees and approximately $8M impact on management fees) and NIR by approximately $9M[3]
- Servicing fees were ***down 2%*** primarily due to the impact of the stronger U.S. dollar and lower international equity markets, partially offset by net new business
- Management fees were ***down 6%*** primarily due the impact of the stronger U.S. dollar, net outflows and lower international equity markets
- Foreign exchange trading revenue was ***down 15%*** due to lower currency volatility and client-related volumes
- Brokerage and other fees was ***down 17%*** due to lower transition management revenue and electronic foreign exchange trading revenue
- Securities finance revenue was ***up 20%*** primarily due to new business from enhanced custody, our principal securities lending business from enhanced custody clients
- Net interest revenue was ***down 13%*** primarily due to persistently low market interest rates, lower deposit levels and the ongoing repositioning of the investment portfolio

Notable variances 4Q15 vs 3Q15:

- Servicing fees were ***down 1%*** primarily due to the impact of the stronger U.S. dollar and lower international equity markets, partially offset by net new business
- Management fees were ***down 2%***
- Foreign exchange trading revenue was ***down 19%*** due to lower currency volatility and client related volumes
- Brokerage and other fees were ***down 11%*** primarily due to lower transition management revenue and electronic foreign exchange trading revenue
- Securities finance revenue was **up 12%** primarily due to higher spreads
- Processing fees and other revenue was ***up 8%*** primarily due to higher revenue associated with tax-advantaged investments
- Net interest revenue was ***down 3%*** primarily due to persistently low market interest rates, lower deposit levels and the ongoing repositioning of the investment portfolio

1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.
2 Amounts for 2014 through 3Q15 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients.
3 Represents the effects of applying 4Q14 weighted average foreign exchange rates to revenue, servicing fees, management fees and NIR for 4Q15.

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13 Significant reduction of deposits at end of 3Q15 reflected in the lower average level of deposits on our balance sheet for 4Q15 201 221 233226224 4Q15 vs 4Q14 -10.3% 4Q15 vs 3Q15 -9.0% 4Q15 3Q15 2Q15 1Q15 4Q14 Average Earning Assets ($B) 1 Includes operating-basis (non-GAAP) financial information where noted. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. Operating-Basis NIR1 and NIM1 ($M, %) 513529 556565 587 1.010.950.961.01 1.04 0 100 200 300 400 500 600 0.00 0.50 1.00 1.50 2.00 3Q15 2Q15 1Q15 4Q14 NIR 4Q15 vs 4Q14 -12.6% NIR 4Q15 vs 3Q15 -3.0% 4Q15 NIR NIM

4Q15 expenses primarily driven by lower incentive compensation

Operating-Basis Expenses[1] ($M)



4Q15 vs 4Q14
-3.2%
4Q15 vs 3Q15
-3.0%
1,880
1,942
1,881
1,877
1,820
962
246
201
113
358
976
265
201
110
325
940
261
194
112
313
4Q15 vs 4Q14
4Q15 vs 3Q15
(2)%
(4)%
6%
(2)%
(4)%
(4)%
(1)%
2%
(13)%
(4)%
4Q14
1Q15
2Q15
3Q15
4Q15
Compensation and employee benefits
Information systems and communications
Transaction processing services
Occupancy
Other

Notable items in 4Q15:

- $12M settlement with Securities and Exchange Commission

Notable variances 4Q15 vs 4Q14:

- The stronger U.S. dollar favorably impacted total expenses by approximately $46M[2]
- Compensation and employee benefits expenses were ***down 2%*** due to lower incentive compensation and the benefit of the stronger U.S. dollar, partially offset by increased costs to support new business and regulatory initiatives
- Information systems and communication expenses were ***up 6%*** primarily due to increased costs to support new business and additional data center capacity
- Other expenses were ***down 13%*** primarily due to 4Q14 expenses associated with our withdrawal from derivatives clearing activities and the recognition of an impairment associated with an intangible asset as well as lower securities processing costs in the 4Q15

Notable variances 4Q15 vs 3Q15:

- Compensation and employee benefits expenses were ***down 4%*** *due to* lower incentive compensation, partially offset by increased costs to support regulatory initiatives
- Other expenses were ***down 4%*** primarily due to lower professional service fees, partially offset by a $12M settlement with the Securities and Exchange Commission

1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

2 Represents the effects of applying 4Q14 weighted average foreign exchange rates to expenses for 4Q15.

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15 1 As of period-end where applicable. 2 See Appendix included with this presentation for a description of the investment portfolio. 3 Securities with a book value of $7,105M were transferred in December from available for sale designation to held to maturity. 4 Excludes US T-Bills and Canadian T-Bills. 5 Based on numerous assumptions, including holding the securities to maturity, anticipated prepayment speeds and credit quality. See discussion in State Street’s 2014 Annual Report on Form 10-K filed with the SEC. 6 For additional information, see discussion in State Street’s 2014 Annual Report on Form 10-K filed with the SEC. 7 Total regulatory capital is defined as the sum of tier 1 and tier 2 risk-based capital. Continue to maintain high-quality balance sheet… 4Q151 Balance Sheet Highlights Investment portfolio2 • Size: $99.8B • Credit profile: 93% rated AAA/AA • Fixed-rate/floating-rate mix: 64%/36% • Duration: 2.2 years • Unrealized after-tax mark-to-market (MTM) gain: $58M3 • Purchases4: $8.9B with average tax-equivalent yield of 1.54% • Discount accretion remaining and expected to accrue over the remaining lives of the former conduit securities5: $209M Interest-rate risk metrics • Economic value of equity (EVE)6 in an up 200bps shock to quarter-end interest rate levels hypothetical scenario: (13.4)% of total regulatory capital7 • Unrealized after-tax MTM loss sensitivity in an up 100bps shock to quarter-end interest rate levels hypothetical scenario: approximately $(0.9)B after-tax Senior secured bank loans • Size: $3.3B • Floating rate • Credit: primarily BB/B • Provision for loan losses in 4Q15: $1M • Total allowance for credit losses: $36M

…and our capital ratios remain strong

4Q15 Quarter-End Capital[1,2] Positions

	Sept 30, 2015	Dec 31, 2015
Basel III Ratios[3]:		
Common equity tier 1 ratio (advanced approaches)	12.0%	12.5%
Common equity tier 1 ratio (standardized approach)	11.8%	12.9%
Tier 1 leverage ratios:		
State Street Corporation	6.3%	6.9%
State Street Bank and Trust Company	6.2%	6.7%
Supplementary leverage ratios[4]:		
State Street Corporation	5.7%	6.2%
State Street Bank and Trust Company	5.6%	6.0%
Estimated pro forma fully phased-in Basel III ratios:		
Fully phased-in (effective January 1, 2019) common equity tier 1 ratio (advanced approaches)[3,5]	11.2%	11.6%
Fully phased-in (effective January 1, 2019) common equity tier 1 ratio (standardized approach)[3,5]	11.1%	12.0%
Fully phased-in (effective January 1, 2018) supplementary leverage ratios[4,5]		
State Street Corporation	5.3%	5.8%
State Street Bank and Trust Company	5.3%	5.7%

- 12/31/15 tier 1 leverage and supplementary leverage ratios, both on actual and fully phased-in basis, increased primarily due to the decrease in average assets driven by reduction of client deposits during the quarter slightly offset by the decrease in tier 1 capital
- 12/31/15 risk based ratios benefited overall from the continued repositioning of the balance sheet to achieve multiple regulatory objectives, including liquidity coverage ratio (LCR), supplementary leverage ratio (SLR) and comprehensive capital analysis and review (CCAR)

- Refer to the Appendix included with this presentation for footnotes 1 to 5.

STATE STREET

16

17 • To achieve estimated annual pre-tax net run-rate expense savings of $550M by the end of 2020 for full effect in 20211: – Expect approximately $75M in annual pre-tax net run-rate expense savings in 20161 including targeted staff reductions announced in 3Q15 earnings call – Expect at least $125M in additional annual pre-tax net run-rate expense savings in 20171 • Annual pre-tax net run-rate expense savings include significant investments in State Street Beacon commencing in 2016 Expected Annual Pre- Tax Net Run-Rate Expense Savings State Street Beacon expected to deliver financial benefits to be achieved through 2020, but investments will be required to enhance our capabilities Expected Pre-Tax Restructuring Charges • Estimated pre-tax restructuring charges of approximately $300M to $400M from 2016 through 2020 • Expect restructuring charges to be announced as State Street Beacon progresses, potentially beginning in 1Q16 1 Estimated pre-tax expense savings and operating margin improvement relate only to State Street Beacon, our multi- year transformation program, include the effects of the targeted staff reductions announced as part of our 3Q15 financial results, and are based on projected improvement from our full-year 2015 operating-basis expenses, all else equal. Actual expenses may increase or decrease in the future due to other factors. Pre-tax operating margin targets assume the successful completion of State Street Beacon milestones and an external environment that is consistent with our long term assumptions, including: Fed Funds and U.S. market interest rates increase from December 31, 2015 levels by at least 100bps by the beginning of 2018; and regulatory expense growth moderates. Other factors may also effect the actual results. 2 Operating-basis financial outlook is a non-GAAP presentation. Refer to the Appendix linked to this presentation for explanations of our non-GAAP financial measures. • To achieve and maintain a pre-tax operating margin2 of at least 31% by 2018 and 33% by the end of 2020, given our assumptions1, all else being equal Expected Profit Margins

18 1 Includes operating-basis (non-GAAP) financial information. Operating-basis financial outlook is a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures. 2 Fee positive operating leverage is defined as rate of growth of total fee revenue less the rate of growth of operating-basis expense each as determined on an operating basis. 3 Estimated pre-tax expense savings and operating margin improvement relate only to State Street Beacon, our multi-year transformation program, include the effects of the targeted staff reductions announced as part of our 3Q15 financial results, and are based on projected improvement from our full-year 2015 operating-basis expenses, all else equal. Actual expenses may increase or decrease in the future due to other factors. 2016 Outlook1: Environment continues to be challenging and managing our expenses is a high priority • Remain focused on executing our key priorities: –Returning capital to shareholders –Prudently managing expenses – Investing in the business to provide solutions to our clients • Environment continues to be challenging in 2016 and managing expenses is a high priority: –Expect to generate positive fee operating leverage2 relative to 2015 –Targeting $75M in estimated annual pre-tax net run-rate expense savings3 from State Street Beacon in 2016 (includes targeted staff reductions announced in October) –Expect restructuring charges as State Street Beacon progresses, potentially beginning in 1Q16 –Expect the incremental amount attributed to equity compensation for retirement-eligible employees and payroll taxes in 1Q16 to be in the range of $130M to $140M. This compares to $137M in 1Q15 • Expect operating-basis NIR for 2016 in the following scenarios to be: –Static: Approximately $2,025 - $2,125M assuming market rates to remain at current levels –Rising: Approximately $2,100 - $2,200M assuming U.S. central bank rate hikes of 0.25% both in March and June and U.K. central bank rate hikes of 0.25% both in May and August; correspondingly, expect market rates to trend higher from current levels –NIR will also depend on the size of our balance sheet and client deposit behavior • Expect operating-basis effective tax rate to be 30-32%

19 2016 Capital Outlook: Returning capital to shareholders remains a priority • Continuing to execute on our capital plans: – Proactive excess deposit reduction efforts largely complete • The evolution of our capital planning, including meeting regulatory capital and liquidity expectations may lead to issuances of both preferred shares and long-term debt in 2016: – Expect Tier 1 (T1) leverage to be constraining capital requirement near-term – Maintaining capital Common Equity T1 (CET) minimum target of 10% – Continue to manage deposit levels to mitigate impact on Supplementary Leverage Ratios (SLR) – Dividends on currently outstanding1 preferred shares are expected to be $156M in 2016 • 2016 capital plan remains subject to review by the Federal Reserve Board 1 As of December 31, 2015.

20 Appendix Impact of Currency Translation 21-24 Footnotes to Slide 16 25-26 Operating-Basis (Non-GAAP) Results 27-30 Investment Portfolio 31-35 Definition of Metrics 36-37 Non-GAAP Measures, Regulatory Capital Ratios and Reconciliations 38-39

21 Impact of Currency Translation

22 4Q15 operating-basis revenue1 was negatively impacted and operating-basis expenses1 were positively impacted by currency translation when compared to 4Q142 Operating-Basis Fee Revenue1,4 ($M) 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to elsewhere in Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Represents the effects of applying 4Q14 weighted average foreign exchange rates to fee revenue, NIR, revenue and expenses for 4Q15. 3 Includes approximately $38M impact on servicing fees and approximately $8M impact on management fees. 4 Amounts for 2014 through 3Q15 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients. Operating-Basis Revenue1,4 ($M) Operating-Basis NIR1 ($M) 2,075 2,132 -0.2% 4Q15 Excluding FX Impact 2,128 53 Impact of Currency Translation 533 4Q15 Reported 4Q14 Reported Operating-Basis Expense1 ($M) 513 587 -11.1% 4Q15 Excluding FX Impact 522 9 Impact of Currency Translation 9 4Q15 Reported 4Q14 Reported 2,719 2,588-2.5% 4Q15 Excluding FX Impact 2,650 62 Impact of Currency Translation 62 4Q15 Reported 4Q14 Reported 1,820 1, 0 -0.7% 4Q14 Reported 4Q15 Excluding FX Impact 1,866 46 Impact of Currency Translation 46 4Q15 Reported

23 Impact of currency translation is minor on 4Q15 when compared to 3Q151 Operating-Basis Fee Revenue2,3 ($M) 1 Represents the effects of applying 3Q15 weighted average foreign exchange rates to fee revenue, NIR, revenue and expenses for 4Q15. 2 Represents operating-basis financial information, a non-GAAP presentation. Refer to elsewhere in Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 3 Amounts for 2014 through 3Q15 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients. Operating-Basis Revenue2,3 ($M) Operating-Basis NIR2 ($M) 2,075 2,115 -1.5% 4Q15 Excluding FX Impact 2,084 9 9 4Q15 Reported 3Q15 Reported Operating-Basis Expense2 ($M) 513529 -2.8% 4Q15 Excluding FX Impact 514 1 Impact of Currency Translation 1 4Q15 Reported 3Q15 Reported 2,5882,642-1.7% 4Q15 Excluding FX Impact 2,598 10 Impact of Currency Translation 10 4Q15 Reported 3Q15 Reported 1,8201, 77 4Q15 Excluding FX Impact -2.5% 1,830 10 Impact of Currency Translation 10 4Q15 Reported 3Q15 Reported Impact of Currency Translation

24 2015 operating-basis revenue1 was negatively impacted and operating-basis expenses1 were positively impacted by foreign exchange translation when compared to 20142 Operating-Basis Fee Revenue1,3 ($M) 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to elsewhere in Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Represents the effects of applying 2014 weighted average foreign exchange rates to fee revenue, NIR, revenue and expenses for 2015. 3 Amounts for 2014 through 3Q15 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients. Operating-Basis Revenue1,3 ($M) Operating-Basis NIR1 ($M) 8,4728,298 +5.3% 2015 Excluding FX Impact 8,734 262 Impact of Currency Translation 262 2015 Reported 2014 Reported Operating-Basis Expense1 ($M) 2,163 2,314 -4.2% 2015 Excluding FX Impact 2,217 54 Impact of Currency Translation 54 2015 Reported 2014 Reported 10,62910,616 +3.1% 2015 Excluding FX Impact 10,945 316 Impact of Currency Translation 316 2015 Reported 2014 Reported 7,5207,4 3 2015 Excluding FX Impact +4.7% 7,771 251 Impact of Currency Translation 251 2015 Reported 2014 Reported

25 Footnote to Slide 16

26 Footnotes to slide 16 1 Unless otherwise specified, all capital ratios referenced on slide 16 and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. The lower of our capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Refer to elsewhere in the Appendix to this presentation for a further description of these ratios and for reconciliations applicable to State Street’s estimated pro forma fully phased-in Basel III ratios. December 31, 2015 capital ratios are presented as of quarter-end and are preliminary estimates. 2 Amounts for 2014 through 3Q15 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients as more fully discussed in the addendum included with this news release. 3 The advanced approaches-based ratios (actual and estimated) presented in this presentation reflect calculations and determinations with respect to our capital and related matters, based on State Street and external data, quantitative formulae, statistical models, historical correlations and assumptions, collectively referred to as “advanced systems,” in effect and used by us for those purposes as of the respective date of each ratio’s first public announcement. Significant components of these advanced systems involve the exercise of judgment by us and our regulators, and these advanced systems may not, individually or collectively, precisely represent or calculate the scenarios, circumstances, outputs or other results for which they are designed or intended. Due to the influence of changes in these advanced systems, whether resulting from changes in data inputs, regulation or regulatory supervision or interpretation, State Street-specific or market activities or experiences or other updates or factors, we expect that our advanced systems and our capital ratios calculated in conformity with the Basel III framework will change and may be volatile over time, and that those latter changes or volatility could be material as calculated and measured from period to period. 4 Estimated pro forma fully phased-in ratios as of December 31, 2015 and September 30, 2015 (fully phased in as of January 1, 2019, as per Basel III phase-in requirements for capital) reflect capital calculated under the Basel III final rule and total risk-weighted assets calculated in conformity with the advanced approaches and standardized approach as the case may be, each on a fully phased-in basis under the Basel III final rule, based on our interpretations of the Basel III final rule as of January 27, 2015 and October 23, 2015, respectively, as applied to our businesses and operations as of December 31, 2015 and September 30, 2015, respectively. Refer to the addendum included with this news release for reconciliations of these estimated pro forma fully phased-in ratios to our capital ratios calculated under the currently applicable regulatory requirements. 5 The estimated pro forma fully phased-in SLRs are as of December 31, 2015 and September 30, 2015 (fully phased-in as of January 1,2018, as per the phase- in requirements of the SLR final rule) are preliminary estimates, calculated based on our interpretations of the SLR final rule as of January 27, 2016 and October 23, 2015, respectively, and as applied to our businesses and operations as of December 31, 2015 and September 30, 2015, respectively. Refer to the addendum included with this news release for reconciliations of these estimated pro forma fully phased-in SLRs to our SLRs under currently applicable regulatory requirements.

27 Operating- Basis (non- GAAP) Results

28 1 Results presented on an operating-basis, a non-GAAP presentation. Refer elsewhere in the Appendix to this presentation for explanation of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Amounts for 2014 through 3Q15 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients. Summary of Operating-Basis (Non-GAAP) Results1 % Change $ in millions, except per share data 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 4Q15 vs 4Q14 4Q15 vs 3Q15 2014 2015 2015 vs 2014 Revenue 2 2,554$ 2,671$ 2,672$ 2,719$ 2,672$ 2,727$ 2,642$ 2,588$ (4.8)% (2.0)% 10,616$ 10,629$ 0.1% Expenses 1,917 1,818 1,808 1,880 1,942 1,881 1,877 1,820 (3.2) (3.0) 7,423 7,520 1.3 EPS 2 0.98 1.39 1.34 1.36 1.16 1.36 1.15 1.21 (11.0) 5.2 5.05 4.89 (3.2) ROE 2 8.8% 11.9% 11.4% 11.6% 10.4% 11.9% 10.0% 10.5% 10.9% 10.7% NIM 1.24 1.12 1.06 1.04 1.01 0.96 0.95 1.01 1.11 0.98 Pre-tax operating margin 2 24.9 31.9 32.3 30.7 27.2 30.9 28.8 29.6 30.0 29.1 Operating leverage (163) bps 100bps (119) bps Average diluted common shares outstanding (in thousands) 438.8 435.3 429.7 424.3 418.8 416.7 412.2 407.0 432.0 413.6 Quarters Full Year% Change

Operating-Basis (Non-GAAP) Revenue[1]

$ in millions	Quarters								% Change		Full Year		% Change
	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	4Q15 vs 4Q14	4Q15 vs 3Q15	2014	2015	2015 vs 2014
Servicing fees[2]	$ 1,233	$ 1,283	$ 1,296	$ 1,296	$ 1,268	$ 1,319	$ 1,289	**$ 1,277**	(1.5)%	(0.9)%	$ 5,108	**$ 5,153**	0.9%
Management fees	292	300	316	299	301	304	287	**282**	(5.7)	(1.7)	1,207	**1,174**	(2.7)
Trading services	253	260	278	293	324	281	294	**247**	(15.7)	(16.0)	1,084	**1,146**	5.7
Securities finance revenue	85	147	99	106	101	155	113	**127**	19.8	12.4	437	**496**	13.5
Processing fees and other	113	108	103	138	114	115	132	**142**	2.9	7.6	462	**503**	8.9
Total fee revenue[2]	1,976	2,098	2,092	2,132	2,108	2,174	2,115	**2,075**	(2.7)	(1.9)	8,298	**8,472**	2.1
Net interest revenue (NIR)	572	575	580	587	565	556	529	**513**	(12.6)	(3.0)	2,314	**2,163**	(6.5)
Net gain/(loss) related to investment securities	6	(2)	-	-	(1)	(3)	(2)	**-**	nm	nm	4	**(6)**	nm
Total revenue[2]	$ 2,554	$ 2,671	$ 2,672	$ 2,719	$ 2,672	$ 2,727	$ 2,642	**$ 2,588**	(4.8)%	(2.0)%	$ 10,616	**$ 10,629**	0.1%

nm - not meaningful

1 Results presented on an operating-basis, a non-GAAP presentation. Refer elsewhere in the Appendix to this presentation for explanation of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

2 Amounts for 2014 through 3Q15 have been revised to reflect adjustments related to certain expenses billed to our asset servicing clients.

STATE STREET

29

30 1 Results presented on an operating-basis, a non-GAAP presentation. Refer elsewhere in the Appendix to this presentation for explanation of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. Operating-Basis (Non-GAAP) Expenses1 % Change $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 4Q15 vs 4Q14 4Q15 vs 3Q15 2014 2015 2015 vs 2014 Compensation and employee benefits 1,085$ 974$ 955$ 962$ 1,088$ 984$ 976$ 940$ (2.3)% (3.7)% 3,976$ 3,988$ 0.3% Information systems and communications 244 244 242 246 247 249 265 261 6.1 (1.5) 976 1,022 4.7 Transaction processing services 191 193 199 201 197 201 201 194 (3.5) (3.5) 784 793 1.1 Occupancy 114 115 119 113 113 109 110 112 (0.9) 1.8 461 444 (3.7) Other 283 292 293 358 297 338 325 313 (12.6) (3.7) 1,226 1,273 3.8 Total operating-basis expenses 1,917$ 1,818$ 1,808$ 1,880$ 1,942$ 1,881$ 1,877$ 1,820$ (3.2)% (3.0)% 7,423$ 7,520$ 1.3% % Change Full YearQuarters

31 Investment Portfolio

32 1 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred. Investment portfolio consists of government & agency, structured securities and unsecured credit Balances1 as of December 31, 2015 Government / Agency Structured Securities Unsecured Credit Treasuries Agency debentures Agency mortgages (MBS & CMBS) Small Business Administration loans Organization for Economic Cooperation and Development (OECD) governments Federal Family Education Loan Program (FFELP) student loans Asset-backed securities (ABS) Mortgage-backed securities (MBS) Commercial mortgage-backed securities (CMBS) Covered bonds Corporate bonds Municipals $59 billion $27 billion $14 billion

Investment portfolio has high quality assets

Investment Portfolio Assets[1] ($B)

- 92.7% rated AAA/AA
- Unrealized after-tax mark-to-market (MTM) gain of $58 million[2]

- Assets selected using rigorous credit process
- Diversified by asset class and geography

$ in billions	U.S. Treasuries & Agencies[3]	AAA	AA	A	BBB	<BBB	Not Rated[4]	Total	Unrealized After-tax MTM Gain / (Loss) ($M)
12/31/15	$45.3	$34.7	$12.5	$4.7	$1.6	$1.0	$0.0	$99.8	$58
	45%	35%	12%	5%	2%	1%	0%	100%	
12/31/14	$36.4	$45.8	$18.6	$7.2	$2.2	$1.6	$0.1	$111.9	$487
	32%	41%	17%	6%	2%	2%	0%	100%	
12/31/13	$29.6	$51.7	$22.4	$7.7	$3.4	$2.2	$0.1	$117.1	$(213)
	26%	44%	19%	6%	3%	2%	0%	100%	
12/31/12	$37.6	$46.0	$22.7	$8.5	$3.2	$2.1	$0.1	$120.2	$697
	31%	38%	19%	7%	3%	2%	0%	100%	
12/31/11	$32.6	$49.9	$15.5	$7.0	$2.5	$2.2	$0.1	$109.8	$(374)
	30%	45%	14%	7%	2%	2%	0%	100%	

1 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.

2 At 12/31/15: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $136 million, after-tax unrealized loss on securities held to maturity of $(93) million and after-tax unrealized gain primarily related to securities previously transferred from available for sale to held to maturity of $15 million. Securities with a book value of $7,105 million were transferred in December from available for sale designation to held to maturity.

3 Beginning in August 2011, US Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA+ by S&P. For dates after August 2011, these securities are classified separately and not included in either the AAA or AA classifications.

4 Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

STATE STREET

33

Investment portfolio has high quality assets across asset classes

Holdings by Asset Class as of December 31, 2015

	Ratings										
	UST/AGY[3]	AAA	AA	A	BBB	<BBB	NR[4]	Book Value ($)[1]	Book Value (% Total)	Unrealized After-tax MTM Gain / (Loss) ($M)[2]	Fixed Rate/ Floating Rate
Government & agency securities	85%	8%	3%	4%	—	—	—	$31.2	31.3%	($73)	98% / 2%
Asset-backed securities	—	79%	16%	3%	1%	1%	—	27.7	27.8	(80)	8% / 92%
Student loans	—	57%	41%	2%	—	—	—	9.0	32.5	(137)	
Credit cards	—	100%	—	—	—	—	—	3.4	12.3	(25)	
Auto & equipment	—	95%	5%	—	—	—	—	3.4	12.3	(4)	
Non-US residential mortgage backed securities	—	87%	6%	4%	1%	2%	—	9.2	33.2	74	
Collaberalized loan obligation	—	99%	1%	—	—	—	—	2.1	7.6	26	
Sub-prime	—	7%	6%	30%	10%	47%	—	0.4	1.4	(17)	
Other	—	—	30%	—	70%	—	—	0.2	0.7	3	
Mortgage-backed securities	91%	6%	—	—	1%	2%	—	20.4	20.4	3	86% / 14%
Agency MBS	100%	—	—	—	—	—	—	18.5	90.7	(4)	
Non-agency MBS	—	68%	4%	3%	6%	19%	—	1.9	9.3	7	
CMBS	9%	82%	4%	3%	—	2%	—	3.1	3.1	(19)	65% / 35%
Corporate bonds	—	—	12%	50%	37%	1%	—	3.2	3.2	5	94% / 6%
Covered bonds	—	100%	—	—	—	—	—	3.2	3.2	12	17% / 83%
Municipal bonds	—	26%	68%	6%	—	—	—	7.3	7.3	189	99% / 1%
Clipper tax-exempt bonds/other	—	46%	41%	12%	—	—	1%	3.7	3.7	21	23% / 77%
TOTAL PORTFOLIO	45%	35%	13%	5%	1%	1%	0%	$99.8	100.0%	$58	64% / 36%

1 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.

2 At 12/31/15: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $136 million, after-tax unrealized loss on securities held to maturity of $(93) million and after-tax unrealized gain primarily related to securities previously transferred from available for sale to held to maturity of $15 million. Securities with a book value of $7,105 million were transferred in December from available for sale designation to held to maturity.

3 Beginning in August 2011, US Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA+ by S&P. For dates after August 2011, these securities are classified separately and not included in either the AAA or AA classifications.

4 Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

STATE STREET

34

35 1 Sovereign debt is reflected in the government agency column. 2 Country of collateral used except for corporates where country of issuer is used; excludes equity securities of approximately $21.2 million. Investment portfolio has high quality assets among non-U.S. investments Non-U.S. Investment as of December 31, 2015 BBB 1.3% <BB, 0.4% A, 8.9% BB, 0.7% AAA, 80.1% AA, 8.6% Gov't/Agency, 20.1% ABS All Other, 20.1% ABS/FRMBS, 39.3% Covered, 13.2% Other, 4.3% Corporate, 3.0% December 31, 2015 Book Book Value ($B) Value Average Gov't/ ABS ABS Corporate Covered ($B) Rating Agency (1) FRMBS All Other Bonds Bonds Other United Kingdom 6.7$ AAA -$ 4.4$ 1.6$ 0.2$ 0.5$ -$ Australia 4.4 AAA 0.4 1.8 0.4 0.1 0.7 1.0 Netherlands 2.5 AAA - 2.2 0.2 - 0.1 - Canada 2.4 AAA 1.7 - - 0.2 0.5 - Germany 1.8 AAA 0.1 - 1.7 - - - France 1.0 AAA - 0.1 0.3 0.1 0.5 - Japan 1.3 A 1.3 - - - - - Korea 1.1 AA 1.1 - - - - - Italy 0.5 AA - 0.4 0.1 - - - Norway 0.5 AAA - - 0.1 - 0.4 - Finland 0.3 AAA - - 0.1 - 0.2 - Spain 0.3 A - 0.1 0.2 - - - Ireland - BBB - - - - - - Portugal 0.1 BB - 0.1 - - - - Other 0.5 AAA 0.1 0.1 - 0.1 0.2 - Non-U.S. Investments (2) 23.4$ 4.7$ 9.2$ 4.7$ 0.7$ 3.1$ 1.0$ U.S. Investments 76.4 Total Portfolio 99.8$

36 Definition of Metrics

37 Definition of Metrics Earnings per share (EPS) Net income available to common shareholders divided by average common shares outstanding Return on equity (ROE) (Net income less dividends on preferred stock) divided by average common equity Pre-tax operating margin Income before income tax expense divided by total revenue Net interest margin (NIM) Net interest revenue divided by average earning assets Operating Leverage Rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis

38 Non-GAAP Measures, Regulatory Capital Ratios and Reconciliations

39 Non-GAAP measures, regulatory capital ratios and reconciliations In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, referred to as GAAP, and used in the calculation of identified capital ratios, management also presents results on a non- GAAP, or “operating” basis, as it believes this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. Management believes that operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax- advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of State Street’s normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared and reported in conformity to GAAP. Management also believes that the use of other non-GAAP financial measures in the calculation of identified capital ratios is useful to understanding State Street’s capital position and is of interest to investors. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the addendum linked to this presentation for reconciliations of our operating-basis financial information. To access the addendum go to www.statestreet.com/stockholder and click on “Filings & Reports – Quarterly Earnings”.